CONTRACT OF SALE


            MARTIN GOLDBAUM SALLY GOLDBAUM, The SOUND MILL, Inc. and

                  LORIEL CUSTOM AUDIO VIDEO CORP., as Sellers,

                                     with -

                       HARVEY ELECTRONICS, Inc., Purchaser



     This AGREEMENT is made as of July 2, 1998 among MARTIN GOLDBAUM, and SALLY GOLDBAUM, individually, and as officers and directors of The SOUND MILL, Inc., a New York corporation authorized to transact business in the State of New York, and of LORIEL CUSTOM AUDIO VIDEO CORP., a Connecticut corporation authorized to transact business in the State of New York and in the State of Connecticut, all of whom have a place of business at 115 East Main Street, Mount Kisco, New York 10549 (collectively, and jointly and severally, "Seller"); and HARVEY ELECTRONICS, Inc., a corporation authorized to transact business in the State of New York, having offices at 205 Chubb Avenue, Lyndhurst, New Jersey 07071 ("Purchaser" or "Buyer").

     WHEREAS, the Seller owns and conducts a retail business for the sale, installation and servicing of audio and video equipment under the trade name "The Sound Mill" at 115 East Main Street, Mount Kisco, New York (the "Business" and the "Premises", respectively); and

     WHEREAS, the Purchaser wishes to purchase, upon the terms and conditions of this Agreement, certain of the assets of the Business listed on Schedule "A" (including Schedules A-1 through A-2 attached to this Agreement (the "Assets"), subject to the terms and conditions of this Agreement; and

     WHEREAS, the individual Sellers are the owners of all the issued and outstanding stock of The Sound Mill, Inc. and Loriel Custom Audio Video Corp.

     WHEREAS, the Purchaser desires to purchase the Assets set forth in this Agreement, and to lease the Premises from the Seller, upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties agree as follows:

     FIRST: Upon the terms and conditions set forth in this Agreement, the Seller will sell, and the Purchaser will purchase, free and clear of all liens or encumbrances the Assets of the Seller located at the Premises; excepting, however: (a) all cash on hand and in bank accounts of the Seller as of the date of Closing; b) accounts receivable of the Seller as of the date of Closing (inclusive of any loans receivable by the Seller from any officer, director or employee of The Sound Mill or from any other person) . In no event is Purchaser assuming any liabilities of Seller existing as of the date of Closing or thereafter. Seller agrees to indemnify and hold harmless Purchaser from and against such liabilities for a period of two (2) years subsequent to Closing.

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     SECOND:  (a) The Purchase  Price is Two Hundred Ten Thousand  ($210,000.00)
Dollars for the Assets of the Seller, allocated as follows, and payable in the manner set forth in this Agreement:

     Furnishings, fixtures, vehicles and equipment:       $   50,000.00
     Franchises, trade name and good will:                $ 160,000.00

     (b) At the Closing, the parties shall complete and execute Internal Revenue Code Asset Acquisition Statements under Section 1060 of the Internal Revenue Code consistent with the allocation set forth above; and each covenants and agrees to file the appropriate tax forms with their respective Federal Income Tax Returns for their respective tax periods consistent with such statements.

     THIRD: The inventory and spare parts of the Seller will be disposed of in the following manner:

     i) Promptly following the execution of this Agreement by the Purchaser and the Seller, the Purchaser and Seller will, jointly, inspect the Seller's inventory and spare parts at the Premises; and the Purchaser shall advise the Seller of which items of inventory or parts the Purchaser desires to purchase from the Seller and the prices offered by Purchaser for such items, and which items the Purchasers does not wish to purchase from the Seller. Between the date of this Agreement and the Closing, as to those items of inventory or spare parts which the Purchaser does not purchase from the Seller, the Seller shall have the privilege of disposing in any manner the Seller deems fit, whether at retail, wholesale or otherwise. However, in no event shall Seller conduct any "going out of business" or similar sale at the Premises. Prior to Closing, those items of spare parts and inventory which the Purchaser does not purchase from the Seller shall be removed from the Premises by the Seller.

     ii) With respect to the items to be purchased by Purchaser, an inventory shall be conducted by the Seller and the Purchaser not more than forty-eight hours prior to the time of Closing. Seller agrees not to dispose of any such items between the date hereof and the time of Closing. At the Closing, the Purchaser will pay to the Seller the Purchase Price (as determined above) by certified check, bank check or wire transfer.

     FOURTH: The Purchase Price, as determined as set forth above, shall be paid as follows:

     i) Upon the execution of this Agreement, the sum of Twenty Thousand ($20,000.00) Dollars, to be held in escrow by the attorney for the Seller in an interest-bearing account at Chase Manhattan Bank, N.A., 711 North Bedford Road, Bedford Hills, New York, until the Closing.

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     ii) At the Closing,  the sum of One Hundred Ninety  Thousand  ($190,000.00)
Dollars, plus the agreed value of the inventory and parts, if any, to be purchase by the Purchaser from the Seller, by bank check, certified check or wire transfer to the order of the Seller.

     FIFTH: This Agreement may not be assigned by the Purchaser or Seller. The Purchaser may designate a nominee to take title to the assets to be sold under this Agreement; however, any such designation of a nominee shall not relieve Purchaser of its obligations under this Agreement. In the event of the designation by the Purchaser of a nominee, the name and address of such nominee shall be furnished, in writing, to the Seller's attorney not less than ten (10) business days prior to the Closing.

     SIXTH: At the Closing, the Seller will grant to the Purchaser a lease of the Premises presently occupied by the Seller for the operation of the Business (the "Lease"), substantially in the form of the proposed Lease annexed to this Agreement as Schedule "B". The Purchaser may designate a nominee to be the Lessee under the Lease; however, in the event of such designation, the Purchaser named in this Agreement shall execute and deliver to the Seller, at the Closing, a Guarantee whereby the Purchaser named in this Agreement shall unconditionally guarantee the full payment and performance by the Lessee of all of the Lessee's obligations under the Lease. Such Guarantee shall be in a form reasonably acceptable to Seller's attorney. In the event of such designation of a nominee, the name and address of such nominee shall be furnished, in writing, to Seller's attorney not less than ten (10) business days prior to the Closing.

     SEVENTH: All Notices under this Agreement, or under any instrument to be delivered at the Closing, shall be in writing, and shall be served upon the person to whom such Notice is directed at the respective address shown on the first page of this Agreement, with an additional copy thereof addressed to such recipient's legal counsel. Counsel for the Seller is: Kenneth Karpel, Esq., P.O. Box 388, Pawling, New York 12564-0388. Counsel for the Buyer is: Richard H. Kaplan, Esq., Rubin, Kaplan & Associates, P.C., 501 Hoes Lane, Suite 100, Piscataway, New Jersey 08854-5000. Any address to which a Notice is to be sent may be changed, provided Notice of such change is given in accordance with the provision of this Article SEVENTH.

     EIGHTH: The Closing shall be held at a time and place mutually agreeable to the parties on or about August 1, 1998.

     NINTH: (a) If the Seller has accounts receivable a the time of Closing which are not fully collected by the Seller, such accounts receivable shall remain the property of the Seller. The Seller shall deliver to the Purchaser at Closing a schedule of the Seller's accounts receivable. Purchaser shall have no obligation to collect the Seller's accounts receivable on the Seller's behalf, and the Seller shall collect the Seller's accounts receivable which are unpaid as of the date of Closing. If, however, any such accounts receivable are received by, or paid to, the Purchaser on and after the date of Closing, Purchaser will accept the same as the agent of the Seller, in trust, and will promptly remit to the Seller the amounts so received, if any. Seller reserves the right to direct that accounts receivable outstanding as of the date of Closing be remitted to an address other than to the address of the Business.

     (b) As of the Closing, the Seller's work-in progress shall be adjusted as between the Seller and the Purchaser as follows:

     With respect to each such work in progress:

     i) As of the close of business on the day of Closing, the value of all labor, equipment, materials and services actually delivered or provided to the Seller's customers and billed for, shall be deemed accounts receivable of the Seller and the Seller shall be entitled to retain such receivable when paid, following the Closing. In no event, however, shall any equipment and/or materials delivered or provided to the Seller's customers as of such date be included in "inventory" to be paid for by Purchaser pursuant to the provision of Article "THIRD" of this Agreement.

     ii) On and after the day following the Closing, the value of all labor, equipment, materials and services then and thereafter delivered or provided by Purchaser shall be deemed accounts receivable of the Purchaser; and Purchaser shall be entitled to bill for such labor, equipment, materials and services, and to retain such receivables when paid, following the Closing.

     iii) Upon the execution of this Agreement by the parties, the Seller shall provide to the Purchaser a schedule of the Seller's work in progress including a description of each project and the status thereof, copies of all contracts, invoices and purchase orders and all other material documentation, and a statement as to whether or not each such project shall be completed on or before Closing; which schedule shall be updated and such updated schedule shall be provided to the Seller as of the date Closing. With respect to each such work in progress which Seller intends to complete prior to Closing, such work in progress shall be excluded from the Assets being purchased hereunder and shall be included in Seller's accounts receivable retained by Seller. Seller shall be solely responsible for completion thereof prior to Closing. With respect to each such work in progress which Seller does not intend to complete prior to Closing, Purchaser shall have the option to either assume or reject such work in progress. If Purchaser rejects such work in progress, then Seller shall be solely responsible for completion thereof post-Closing, in which event such work in progress shall be excluded from the Assets purchased hereunder, and shall be included in Seller's accounts receivables retained by Seller. If Purchaser assumes such work in progress, then such work in progress shall be governed by paragraph Ninth (d) below and shall be assigned to and assumed by Purchaser at Closing pursuant to said paragraph Ninth (c) below.

     (c) At the  Closing,  and  subject  to the  adjustments  set  forth in this
Agreement, the Seller shall assign to the Purchaser all outstanding and unperformed work in progress which Purchaser elects to assume under paragraph Ninth (b) (iii) above; and (to the extent assignable) all franchise and/or dealer agreements with manufacturers and/or distributors which Purchaser elects to assume (as set forth on Schedule A) . If such agreements are not assignable without the prior consent of the party(ies) with whom such agreements have been made, then the Seller will use the Seller's best efforts in good faith to obtain such consent; but the failure to obtain such consent, or the refusal of consent, shall not be a condition of Closing; nor shall such failure to obtain consent or refusal to consent to the assignment of such agreements result in any abatement of the Purchase Price payable at the Closing. However, if such consent is not obtained, then at Purchaser's option such agreement shall be deemed rejected and shall be Seller's sole responsibility post-Closing. The Purchaser shall affirmatively assume to perform all such contracts and agreements so assigned on and after the date of Closing. The Purchaser shall be entitled to bill for and to collect (subject to the adjustments and allocations set forth in this Agreement) the proceeds of such assumed agreements from the customers of the Business. Purchaser shall, and does hereby agree to, indemnify and hold the Seller harmless from any and all claims in connection with post-Closing work assumed by the Purchaser. Seller shall, and does hereby agree to, indemnify and hold Purchaser harmless from any and all claims in connection with any pre-Closing work performed by Seller and any post-Closing work not assumed by Purchaser.

     (d) Seller shall, prior to Closing, pay all wages, salaries, employee benefits, employment taxes and employment insurance premiums with respect to employees and/or independent contractors of the Seller, which are due and owing for any period prior to Closing. At Purchaser's option (and without obligation to do so), Purchaser may offer employment to any or all of Seller's employees or independent contractors, as of the Closing.

     (e) At the Closing, the Seller shall be entitled to a credit (to be added to the balance of the Purchase Price due at Closing) equivalent to one half of the prepaid portion of the Yellow Pages advertisement placed by the Seller for the period computed from the Closing and ending February, 1999. If any portion of the cost of such advertisement is payable after the Closing (for example, as a surcharge shown on a telephone bill), then the Purchaser agrees to assume such charge, and to pay such charge for the period from the Closing through February, 1999. In the latter event, the Purchaser shall be entitled to a credit (to be deducted from the balance of the Purchase Price due at Closing) equivalent to one half of such charges for the period from the date of Closing through February, 1999. Prior to Closing, Seller shall provide to Purchaser appropriate documentation showing the contract terms, prepaid amount and unpaid amount sufficient for Purchaser to verify the appropriate closing adjustment.

     TENTH: (a) At the Closing, the Seller will deliver to the Purchaser a bill of sale covering all of the Assets included in this sale, together with an affidavit of the Seller certifying that all of the creditors of the Seller (except for tax obligations specified in paragraph Eleventh (c) below) have been either paid in full, or will be paid in full promptly after the Closing out of the proceeds of the sale. Such affidavit shall specify the name, address and amount for all creditors to be paid out of the Closing proceeds, and Seller shall provide at Closing appropriate documentation evidencing such payments. After the Closing, the Seller will indemnify the Purchaser and agree to hold the Purchaser harmless from and against any claims against the Purchaser or the Assets asserted by any creditors of Seller.

     (b) At the Closing, and subject to the adjustments set forth in this Agreement, the Seller represents and warrants that all salaries, wages and other compensation of the Seller's employees or independent contractors hired by the Seller shall have been fully paid as of the close of business of the date of Closing, inclusive of all withholdings from employees' compensation and employer's contributions for Social Security benefits, workers' compensation insurance, and unemployment Insurance required under any applicable law to be paid by employers with respect to such salaries, wages and/or other compensation. If such withholdings from earnings or employer's contributions can not reasonably be calculated as of the date of Closing, or if such matters are customarily calculated and/or paid at the end of a period following the date of Closing, the Seller shall promptly calculate and/or pay the same as of the end of such period. The Seller hereby agrees to indemnify the Purchaser against, and to hold the Purchaser harmless from, any claims or liability with respect to any of the matters enumerated in this paragraph "(b)", including any interest or penalties assessed thereon by reason of the Seller's failure to pay any of the same in the timely manner. This provision shall survive the Closing. Nothing contained in this Agreement, however, shall be construed as any obligation on the part of the Seller to pay, nor to hold the Purchaser harmless from, nor to indemnify the Purchaser against, any claim for salaries, wages or other compensation of Purchaser's employees and/or independent contracts; nor any of the Sellers' former employees or former independent contractors who become the employees or independent contracts of the Purchaser, for any period on and after the date of Closing.

     ELEVENTH: (a) Within ten (10) days prior to Closing (or such shorter time as shall be required by New York or Connecticut law), Seller will execute the appropriate Bulk Sales Tax Notice and Return or similar document required by law, and submit such return to the appropriate taxing authorities.

     (b) At least fifteen (15) days prior to the Closing, the Seller will furnish the Purchaser with the required affidavit of creditors, which shall include a list (signed and sworn to by Seller) of Seller's existing trade creditors with the amounts owed to each and also the names and addresses of all persons or firms who are known to Seller to assert claims against Seller, whether disputed or not, liquidated or unliquidated. Such Affidavit and list shall be revised as necessary so as to be accurate and complete as of the date of Closing. The parties shall execute and deliver such other and further documents, notices and statements as may be required or appropriate in order to comply with the laws of the State of New York and Connecticut relating to bulk sales.

     (c) Seller shall provide the Purchaser with all information necessary or appropriate in order to notify the New York State Department of Taxation and
Finance and the State of Connecticut Department of Revenue Services of the nature of the transaction(s) contemplated hereby; and the parties agree that the withholding in escrow of the sum of Sixty Thousand ($60,000.00) Dollars by Seller's attorney shall be sufficient escrow pending the issuance of the Sales Tax clearance letter (or its equivalent) by each of the above taxing authorities. Seller represents and warrants that Seller has not transacted business in any states other than New York and Connecticut. Said sum shall be held by the attorney for the Seller, as Escrow Agent, pending the issuance of a Sales Tax clearance letter from the State of New York and the State of Connecticut showing no unpaid Sales Tax liability of the Seller for any period in either jurisdiction. If either Sales Tax clearance letter shows an unpaid Sales Tax liability of the Seller, then the Escrow Agent shall use any portion of the escrowed funds to satisfy the same. If both Sales Tax clearance letters show no unpaid Sales Tax liability of the Seller, then the Escrow Agent shall release said funds to the Seller, together with any interest actually earned thereon. Until such Sales Tax clearance letters are obtained, Seller shall indemnify and defend Purchaser from any such tax liability of Seller which is imposed upon Purchaser or the Assets post-Closing.

     (d) At the Closing, the Purchaser will pay the New York State Sales Tax on that portion of the Purchase Price allocated to the non-exempt taxable chattels, fixtures, equipment and machinery of the Assets to be sold under this Agreement. Purchaser shall prepare, execute and deliver at Closing the New York State Sales Tax Return. In the event the New York State Department of Taxation and Finance, or other taxing authority, shall determine that the allocated value of the non-exempt chattels, fixtures, equipment and machinery subject to Sales Tax is in excess of the allocation made in this Agreement, then the Purchaser shall pay the Sales Tax on such excess, if any. The Seller shall not be required to pay such Sales Tax, nor the tax on such excess if so determined; however, if the Seller does pay any such Sales Tax, then the Purchaser shall reimburse the Seller fur the amount so paid, upon ten (10) days' written Notice and request for the same. The Purchaser shall have the right to contest any such assessment or re-assessment. This provision shall survive the Closing.

     (e) As of the date of Closing, the Seller will furnish the Purchaser with a letter signed by the accountant then regularly servicing the books of the Seller to the effect, in substance, that to the knowledge, information and belief of such accountant and after review of all sales tax returns of Seller for the past three (3) years, all Sales Tax returns of the Seller for all periods prior to the period in which the Closing shall occur have been duly filed with all taxing authorities, and all Sales Taxes shown to be due on such returns have been fully paid, with interest and penalties (if applicable), and that to the knowledge of such accountant the sales reflected in such returns accurately reflect the sales of Seller for the periods covered thereby. Such letter shall further state, in substance, that to the knowledge, information and belief of such accountant, no Sales Tax return so filed for any such prior period has been audited or subject to review by any taxing authority (or, if audited or subject to reviews such audit and/or review has been closed, and any additional tax found to be due, together with interest and penalties, if any, has been fully paid); and, in substance, that to the knowledge, information and belief of such accountant, no such audit or review is as of the date of Closing actually threatened or pending.

     TWELFTH: Following the Closing, the Seller agrees that none of them, without the Purchaser's prior written consent, will engage (either directly or indirectly, excepting only as a less than five (5%) percent passive investor in a publicly traded company) in the operation of an audio and video equipment servicing, installation and/or sales business for a period of five (5) years following the date of Closing within a radius of thirty (30) miles from the Premises. The foregoing restrictive covenant shall not apply in the event of a breach by the Purchaser of Purchaser's obligations under the Lease, as a result of which breach the Seller shall have elected to retake possession of the Premises. No portion of the Purchase Price shall be deemed to be allocated to the restrictive covenant set forth in this Article "TWELFTH".

     THIRTEENTH: All of the parties to this Agreement mutually acknowledge and represent to the others that no broker was involved in the introduction of the Purchaser to the Seller, nor in the negotiation of this Agreement, nor was otherwise the procuring cause of the transactions contemplated by this Agreement. This provision shall survive the Closing.

     FOURTEENTH: The Seller represents, warrants and acknowledges that, as of the date of this Agreement and as of the date of Closing:

     i) Seller is the owner of the Assets included in this sale, and that at the Closing, such Assets will be free and clear of all liens and encumbrances, except as otherwise expressly set forth in this Agreement.

     ii) Schedule "A" (along with other applicable provisions of this Agreement) contains a true and complete list of all of the Assets to be sold to Purchaser hereunder; and title to which will be conveyed to Purchaser at the Closing, subject to the conditions of this Agreement.

     iii) The Seller has paid, or will pay out of the proceeds of the sale, any and all fees, taxes or other charges levied, assessed or imposed upon any of the Assets of the Seller in the operation of the Business which, by the terms of this Agreement or by law are the Seller's obligation to pay, except as otherwise expressly set forth in this Agreement.

     iv) There are no lawsuits or governmental proceedings pending, or to the knowledge of the Seller threatened, against the Seller which might materially affect the financial condition, the Business or the Assets of the Seller, or which might adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement. The consummation of the transaction contemplated by this Agreement are not in violation of the terms of any agreement, judgment or order to which the Seller is a party or under which the Seller is or may be bound.

     v) There are no written contracts of employment between Seller and any officer or other employee or contractor of the Seller; and all oral contracts of employment are terminable at will, or on not more than thirty days' prior notice.

     vi) The Seller has no pension, bonus, insurance, profit sharing, deferred Compensation or retirement plans for its employees which might impose any Obligation or liability upon the Purchaser.

     vii) The Seller is not in default of any mortgage affecting the Premises or the land and building in which the Premises are located.

     viii) The Seller will not, between the date of this Agreement and the date of Closing:

     a) Conduct the Business in any manner other than in the regular and ordinary course;

     b) Enter into any transaction other than in the regular and ordinary course of business;

     c) Make no commitments or contracts (other than this Agreement), nor incur any liability, extending beyond sixty days;

     d) Make no purchase of inventory for which Purchaser might be liable, or which Purchaser might be required to purchase from Seller, except in the regular and ordinary course of business;

     e) Knowingly violate the terms of any license or franchise agreement related to the operation of the Business;

     f) Increase the salaries of any of Seller's employees.

     ix) Except as otherwise requested by Purchaser, the Seller will use its best efforts to preserve the Business, to keep available for the Purchaser the services of present employees which Purchaser may elect to hire; to preserve for the Purchaser the records of the Business; and to preserve for the Purchaser the good will of Seller's customers and others having business relations with it. However, the ability of Purchaser to hire Seller's present employees or customers is not and shall not be a condition of Closing, nor shall the inability to hire any such employees and/or customers relieve any of the parties of their obligations to consummate the transaction(s) contemplated by this Agreement and by the Lease.

     x) There are no accrued benefits for vacation pay, vacation time, personal leave or sick leave in favor of any employee of the Seller, except as otherwise set forth on the Schedules annexed to this Agreement. The Seller is not party to, nor subject to, any union or collective bargaining contract.

     y) The consummation of the transactions contemplated by this Agreement has been duly authorized by Seller as Seller's duly authorized act and deed.

     FIFTEENTH: The Purchaser represents, warrants and acknowledges that as of the date of this Agreement, and as of the date of Closing:

     a) The Purchaser is and will be a corporation duly organized under the laws of the State of its organization; is in good standing in the State of its organization and in the State of New York; and is duly authorized regularly to transact business in the State of New York.

     b) The Purchaser is and will be authorized to enter and to consummate the transactions contemplated by this Agreement and by the Lease, and that all necessary action to authorize the execution of this Agreement and the Lease, and to consummate the transactions so contemplated have been taken; and that this Agreement and the Lease constitutes and will constitute, when executed, a valid and binding obligation upon the Purchaser, and enforceable in accordance with their respective terms.

     c) That there are no claims pending, nor any material litigation pending, nor (to the knowledge of the Purchaser) threatened against the Purchaser which may prevent the Purchaser from entering this Agreement, the Lease, and consummating the transactions contemplated thereby.

     d) The Purchaser's entering into this Agreement and the Lease is not and will not be in violation of the terms of any agreement, order, judgment or governmental rule or regulation binding upon the Purchaser; nor will the consummation of the transactions contemplated hereby result in any violation or breach of any such agreement, order, judgment or governmental rule or regulation.

     e) All of the representations and warranties of the Purchaser are true as of the date of execution of this Agreement; and shall be true as of the date of Closing. SIXTEENTH: (a) Following the Closing, the Seller shall permit its warranty and service records to remain with the Purchaser. The Purchaser will safeguard such records until two (2) years from the date of Closing, at which time, the Seller shall either remove such records from the Premises, or Purchaser shall be permitted to abandon and discard the same.

     (b) Any labor which has been performed by the Seller prior to the Closing which is subject to a guarantee or warranty of the Seller which extends beyond the date of Closing shall remain the sole obligation and liability of the Seller. Seller represents and warrants that it has guaranteed to its customers of home installations that, for a period of two (2) years from the date of completion of such installation, the labor so provided by the Seller to such customers is guaranteed; and that in the event that additional labor is required to remedy any defective labor previously provided, such additional labor would be provided to such customers at no charge. At the Closing, the Seller will provide the Purchaser with a list of all such customers. In the event any such claim is made by any such customer, and additional labor is required to be provided to such customer, then: i) Martin Goldbaum shall be notified of such claim, and he shall have the obligation to resolve such claim in an amicable manner with such customer; and ii) if such claim can not be amicably resolved without the expenditure of additional labor to remedy the same, Seller shall perform the work required to resolve such claim. If Seller fails to do so, and if Purchaser thereafter does so (without obligation), the Purchaser's cost of such labor shall be borne by Seller. Seller hereby agrees to indemnify the Purchaser for the cost of the same. This provision shall survive the Closing until the expiration of all such guarantees.

     SEVENTEENTH: (a) The Purchaser has relied upon no representation made by Seller, nor by any representative or agent of the Seller, which is not expressly set forth in this Agreement, which Agreement fully sets forth the parties' respective understandings and expectations. This Agreement is made by the parties after a full examination by the Purchaser of the Business, of the Seller's books and records, and of the physical condition of the assets included in this sale. Purchaser is relying upon no warranty, express or implied, relating to the merchantability of any of the assets included in this sale, except as otherwise set forth in this Agreement. The parties mutually acknowledge to each other that each has had the benefit of independent financial and legal counsel in the negotiation and consummation of this Agreement and of the transactions contemplated by this Agreement.

     (b) On and after the Closing, and subject to the terms and conditions of this Agreement, the Purchaser shall, and does hereby agree to, indemnify, defend and hold the Seller harmless from and against any and all claims, liabilities and/or obligations which may accrue with respect to the Purchaser's actions on and after the date of Closing, except those obligations which, by the terms of this Agreement, are to remain the obligations of the Seller following the Closing. This provision shall survive the Closing.

     (c) On and after the Closing, and subject to the terms and conditions of this Agreement, the Seller shall, and does hereby agree to, indemnify, defend and hold the Purchaser harmless from and against any and all claims, liabilities and/or obligations (except those obligations which, by the terms of this Agreement, are to be assumed by the Purchaser) of whatever kind or nature arising out of the Seller's operation of the Business prior to the Closing. This provision shall survive the Closing.

     (d) In the event that the Seller shall fail to perform any of the Seller's obligations which, by the terms of this Agreement, are to be performed by the Seller following the Closing, or which obligations are to survive the Closing, then the Purchaser shall deliver a Notice to the Seller setting forth in reasonable detail the nature of the Seller's failure to so perform. If, within ten (10) days from the delivery of such Notice, the Seller has not performed such obligation or (if full performance is not reasonably capable of full performance within such ten-day period) the Seller has not promptly taken all reasonable steps to commence such performance and to complete such performance in a reasonable time thereafter, then the Purchaser may (but shall not be required to) complete such performance on the Seller's behalf in a commercially reasonable manner. In such latter case, the Seller shall upon written request (given by Notice) reimburse the Purchaser for the reasonable and necessary costs and expenses so incurred by the Purchaser. Nothing contained in this paragraph
(d) shall preclude the Seller from challenging, in good faith, the propriety of such cost and expense so incurred by the Purchaser (and so offset from the Rent); and if there be a final judicial determination that the reason for such cost and expense, or the amount thereof, or any portion thereof, was not incurred by the Purchaser as a consequence of the Seller's failure to perform the Seller's obligations following the Closing, then the Purchaser shall reimburse the Seller the amount(s) so paid by the Seller or so offset against the Rent. This provision shall survive the Closing.

     EIGHTEENTH: (a) This Agreement may not be modified verbally. Any modification of this Agreement, in order to be binding, shall be in writing, and signed by the party to be charged with any such modification. This Agreement shall be binding upon the parties, and upon their permitted assignees, their legal representatives and successors. Any noun or pronoun contained in this Agreement shall be deemed to include the masculine, feminine or neuter genders; or the singular or plural, as the context may require.

     (b) This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties agree to submit to the jurisdiction of the Supreme Court of the State of New York, County of Westchester, in connection with any dispute arising out of this Agreement. This provision shall survive the Closing.

     (c) This Agreement may be executed in multiple counterparts, each one of which shall be deemed an original. By affixing their respective signatures below, the parties mutually acknowledge that any person signing on behalf of a corporation has been duly authorized to so sign by the Board of Directors of such corporation; and that such signature shall fully and effectively bind such corporation to the obligations contained in this Agreement.

     NINETEENTH: (a) In connection with this Agreement, Seller has agreed to certain post-closing obligations, including without limitation Seller's post-closing agreements under paragraphs First, Ninth (b) (iii), Ninth (c), Tenth (a), Tenth (b), Eleventh (c), and Sixteenth (b) and has made certain representations and warranties which shall survive Closing hereunder. In connection therewith, Seller agrees to indemnify, defend and hold Purchaser harmless from and against all loss, cost, expense (including reasonable attorneys fees) and damage incurred by Purchaser as a result of Seller's failure to perform any of Seller's post-Closing obligations, representations or warranties hereunder.

     b) At the Closing hereunder, Martin Goldoaum and Sally Goldbaum shall enter into the Lease for the Premises with Purchaser as set forth on attached Schedule UBU. Seller has represented and warranted to Purchaser that there is only one
(1) mortgage currently encumbering the Premises in the approximate principal balance of $79,000 (which is paid up to date) and that the Premises are otherwise owned by Martin Goldbaum and Sally Goldbaum in fee simple title free and clear of all liens and encumbrances. Seller has further agreed that for a period of two (2) years after the Closing Seller will not convey title to or re-mortgage the existing mortgage or otherwise increase the total mortgage balance encumbering the Premises. In the event of Seller's failure to perform any of Seller's post-Closing obligations referenced in paragraph Nineteenth (a) above, Purchaser shall have the right to offset Purchaser's loss, cost, expense or damage against the rent payable under the Lease. It is agreed that this provision is part of the express consideration for the making of this Agreement. The foregoing provision shall be expressly included in the Lease.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.


                                             The Sound Mill, Inc.

The undersigned Escrow Agent
agrees to be bound by the                  By: /s/ Martin Goldbaum
provisions of Articles "FOURTH"             -------------------------
(i) and "ELEVENTH (c)" of the               Martin Goldbaum, President
foregoing Agreement:

                                              /s/Martin Goldbaum
/s/Kenneth N. Karpel                        -------------------------
-------------------------                    Martin Goldbaum, individually
Kenneth N. Karpel, Esq.


                                             /s/Sally Goldbaum
                                             -----------------------
                                             Sally Goldbaum, individually


                                             Loriel Custom Audio Video Corp.
                                        By:  /s/Martin Goldbaum
                                             -------------------------
                                             Martin Goldbaum, President


                                             Harvey Electronics, Inc.
                                        By:  /s/Franklin C. Karp
                                             -------------------------
                                             Franklin C. Karp, President

                                 Schedule "A-1"


     1) Furnishings, fixtures. vehicles, equipment included in the sale:

     (All located at 115 East Main Street, Mount Kisco, New York, "As Is")

Shelving, sales counter, carpeting
Built-in equipment racks, sales literature racks
Napco Alarm System
Halo track lighting
Switchers:        M&I, Switchcraft, Audio Authority, M&K
Bang & Olaffson "Wall"
Panasonic Telephone System
Computer System
Calculators, cash register, cash drawer
Fire extinguishers
Fax Machine
Shredder
Copier
Office desks, file cabinets, chairs and furnishings
Water Cooler
Refrigerator
Electrolux vacuum cleaner
Steel warehouse shelving
2 Large handtrucks (refrigerator size)
2 Standard size handtrucks
2 Furniture dollies
4 six foot fiberglass ladders
1 eight foot fiberglass ladder
1 twenty eight foot fiberglass ladder
1 Milwaukee Saws-All
1 Shop Vac
Extension cords
Solder stations
1995 Chevy Van with deluxe shelving system
1996 Chevy Van with deluxe shelving system
Repair shop equipment listed on Schedule A-2
Installation tools listed on Schedule A-3
Supplies

     2) Inventory and spare parts included in the sale:

     as determined by paragraph Third


     3) Work in progress/contract rights included in the sale:

     as determined in paragraph Third

     4) Intangibles and Miscellaneous included in the sale:

     All  rights to trade  name "The  Sound  Mill"  Existing  telephone  # (914)
241-1230

     Existing telephone # (914) 241-1230

     Customer list (which will be provided on computer disk along with computer system)

     All computer software used in connection with the Business

     All existing franchises (subject to Buyer's right to reject any franchise after reviewing the terms of the existing franchise agreement)

                                 Schedule A - 2

Sound Technology 1OOOA FM Alignment Generator
Sound Technology 1700B Distortion Analyzer
Hewlett Packard 5315B Frequency Counter
Leader Laser Power Meter
Heathkit Audio Generator
Sencore VC 63 VCR Test Accessory
Sencore NT 64 NTSC Adapter
Sencore VA 62 Video Analyzer
Sencore SC 61 Scope
Sencore PR 57 Variable Isolation Transformer
Mitsubishi ctv-2 Substitute Control Panel
2 Soldering stations
Telematic Focus Adapter
1 Vise

                                  Schedule "B"


                  (Annex copy of Lease as Exhibit to Agreement)